EXHIBIT 10.12 (a)

Date: August 28, 2010
Ref. no: GF-2010-0828

CONSTRUCTION PROJECT AGREEMENT

Location of Project:                                        Dazhaojia mining area

Name of Project:                                             Underground mining and ancillary works

Contractee:                                                      Penglai XinGuan Investment Ltd.

Contractor:                                                      Jinhai Mine Underground Engineering Ltd.

Drafted by:

State Administration of Industry and Commerce

and

Ministry of Construction of the People's Republic of China

Construction Project Agreement

Party A:                      Penglai XinGuan Investment Ltd.

Party B:                      Jinhai Mine Underground Engineering Ltd.

This agreement is to clarify the rights and obligations of the above parties during the course of the construction work herein in order to ensure its completion in a punctual and quality way. Upon signing of this agreement, Party A and Party B mutually agree to execute the followings:

1.	Project Location:
Dazhaojia mining area, Penglai, the People’s Republic of China.

2.	Project Name:
Underground mining and ancillary works

3.	Scope of Work:
3.1	Underground tunneling and mine extraction work;
3.2	Stope wall cutting and filling, and backfill;
3.3 Underground propping work, construction of adit-passes, funnels and mine passages;

3.3	Underground concreting and construction of artificial floor;
3.4	On-site sanitary work and gutter cleaning;
3.5	Underground transport of ventilation facilities and installation of wind pipes;
3.6	Installation of wind pipes, water pipes and passages, and rail construction;
3.7	Surface and underground transportation, lifting and lowering of tanks

4.	Obligations
4.1	Obligations of Party A
4.1.1	Party A shall provide Party B the required air and water supplies and electricity, and deliver the supplies to a depth up to 40 meters below the ground.
4.1.2	Party A shall provide Party B at cost the blasting equipment and the required materials for construction work;
4.1.3	Party A shall provide Party B the work drawings, and is responsible for technical support, quality assurance, check and acceptance of work done, and safety control.
4.1.4	Party A is responsible for any technical support related to underground drainage, permanent power facilities and setting of turnout, wind pipes, water pipes and steel adit-passes.
4.1.5	Party A shall have the right to rectify improper work situations caused by Party B in relation to safety regulations and technical requirements.

4.2	Obligations of party B
4.2.1	Party B shall conduct the construction work in accordance with the design and work drawings provided by Party A.
4.2.2	Party B shall accomplish the construction tasks and meet the required standards as specified by Party A.
4.2.3	Party B is responsible for all underground propping work.
4.2.4
Party B shall strictly comply with the work drawings provided by Party A and operate strictly in accordance with the management systems of Party A in terms of work safety, construction, technology, and integrated management.

4.2.5	Party B shall provide wind and water soft pipes, lighting equipment and other tools required for mining.
4.2.6
Party B is responsible for transport of grilled installation tools, quarry stone and ores under and above the mine to designated locations, and is responsible for all construction works except for the above-mentioned tasks of Party A. All mining workers shall operate strictly in accordance with the safety regulations.

4.2.7	The quarry stones shall be removed from the ores in order to reduce dilution rate and loss rate of the mine.
4.2.8	Party B is responsible for transport and installation of any wooden support and concrete work above and under the mine.
4.2.9	Party B is responsible for erection of wind pipes, water pipes and rails, and all related daily maintenance.

5.	Quality Assurance and Progress Check
5.1
Party B shall adhere to the “quality as top priority” principle and conduct the construction strictly in accordance with the work drawings. The construction work shall meet all required mining standards and quality assurance standards and be completed as scheduled.

5.2
Party A shall check the work progress by the end of each month. The criteria for acceptance are strictly in accordance with the national mining engineering acceptance regulations and the acceptance criteria of Cunliji gold mine. The payment is calculated based on the qualified and accepted works only. The rejected works shall have one more chance to be re-assessed and any related costs shall be borne by party B. Upon acceptance, payment shall be settled by the finance department.

6.	Unit Price
6.1           Roadway transportation (outside vein) 2*2, roadway transportation (inside vein), mine car field, stone door                                                                         RMB 170/m3
6.2           Patio, winze, funnel neck, 1.5*1.5                                                                                                                                                                                                            RMB232 /m3
    Sump, pump chamber, cave                                                                                                                                                                                                                      RMB180/m3
    Well 1.5*1.8                                                                                                                                                                                                                                                RMB380/m3
6.3           Roadway cut, connecting roadway, 1.4*1.8                                                                                                                                                                                          RMB225/m3

                 Roadway cut along the vein, 1.4*1.8                                                                                                                                                                                                     RMB198/m3
6.4            Vein penetration, 2*2                                                                                                                                                                                                                               RMB164/m3
6.5           Artificial bottom, cement support                                                                                                                                                                                                           RMB88/m3
6.6            Short-hole shrinkage method 43 yuan/t, packing method                                                                                                                                                                  RMB50/ton
     Packing amount                                                                                                                                                                                                                                         RMB58/m3
6.7            Wood support                                                                                                                                                                                                                                           RMB18 per set
6.8            Bolt rod, brace                                                                                                                                                                                                                                           RMB3 per rod
6.9            Collapse sollution                                                                                                                                                                                                                                     RMB50/m3
6.10          Additional charge for each additional structure deeper underground, (elevation, mining, collapse sollution, rubble grilling)                                              RMB6/ton
                 Second pouring (mining)                                                                                                                                                                                                                         RMB6/ton
6.11          Additional charge for each transport longer than 300m and shorter than 400m                                                                                                                            RMB8/ m3
                  For every additional 100m in distance                                                                                                                                                                                                 RMB8/ m3
6.12           Casual labour                                                                                                                                                                                                                                           RMB50/day/person (underground)
                                                                                                                                                                              RMB40/day/person (above ground)

6.13	Party A and Party B shall re-negotiate the above prices for any complicated works.

7.	Casualties and Accidents
Party B is liable to all accidents and casualties happened during the construction work. Party A shall assist Party B in any rescue activities, prevent worsening of the situation, minimize injuries and loss to properties through provision of vehicles (limited travel within Penglai city only). All accidents shall be immediately reported to the Labor Administrative Department and relevant departments monitoring the mining companies.

8.	Rights and Duties
8.1	Rights and Duties of Party A
8.1.1	Party A shall have the right and duty to deliver monthly production plan, adjust work progress, deliver appropriate technical instructions, check and accept qualified works.
8.1.2
Party A shall provide Party B all the needed tools and devices for tunneling and mining which include rail, spikes, splints, screws, permanent wind and water pipe, sleepers, water supply and drainage devices, elevation devices. Party A is responsible to upgrade these tools and devices.

8.1.3	Party A is responsible to supply power and air to the mine and shall bear all associated costs.
8.1.4	Party A shall provide the hoister for vertical shaft and is responsible for all daily maintenance.
8.1.5	Party B shall be permitted to take the materials required for digging and tunneling from the warehouse of Party A.
8.1.6	Party A shall have the right to penalize Party B for any production below the pre-set monthly target and without any legitimate reason.

8.1.7	Party A shall withhold 3.34% of total service fee each month to pay the construction tax.

8.2	Rights and Duties of Party B
8.2.1	Party B should possess all relevant qualifications and certificate proofs and provides such records to Party A.
8.2.2	Party B shall follow the supervision from technical department and security department of Party A.
8.2.3	Party B shall comply with the national laws and regulations as well as the mining rules.
8.2.4
New workers employed by Party B shall receive education and training related to mine safety. Operators of special works shall hold relevant certificates. Party B is responsible to buy casualty insurance for each individual worker.

8.2.5	Party B is liable to any equipment damage due to improper use.
8.2.6
Party B shall strictly follow the guidance for usage and management of explosive as specified by Party A and is restricted to store, resell and transfer to a third party. Party B is liable to all economic losses and legal consequences due to improper use.

8.2.7	Party B shall pay the freight costs and taxes of explosives. Party A is responsible for purchase, monitoring and management of these explosives.
8.2.8	Party B shall comply with the regulations of the local government and village committee. Party B is responsible to settle any dispute incurred.
8.2.9
All workers of Party B entering the mine shall report to the security department of Party A and receive training on mine safety from Party A. Any change in these personnel shall be immediately reported to the security department of Party A.

8.2.10	Party B shall ensure all equipment returned to Party A are function well. Party A shall check and accept the equipment upon expiration of this contract.
8.2.11	Party B shall not transfer the title of this agreement to a third party or shall not form any business relationship with other party.
8.2.12	The construction work of Party B shall be strictly monitored and managed by Party A.

8.3	For any work delay resulted from the following situations, Party A and Party B shall re-negotiate the completion period and mutually confirm in written.

1)	Natural disasters and force majeure
2)	Party A unilaterally changes the construction plan or altered the drawings such that the construction work cannot be proceeded.
3)	Party A fails to provide work drawings, material supplies and equipment or provide unqualified materials and equipment that halt construction work.

8.4	Preparation work
8.4.1	Party A shall provide Party B all work drawings or drafts and a copy of

8.4.2	guidelines and procedures for the construction works.
8.4.3	Party B shall organize workers to study and understand the drawings, participate in knowledge transfer of design work, arrange the construction schedule, preparation and storage of materials.

8.5	Materials supply
8.5.1	Consent must be obtained from both parties for any substitution of materials. The suppliers of materials shall be responsible for any price difference due to the substitution.
8.5.2	Any certified materials shall be checked before delivery to the construction field. Materials without certification shall be tested, and the test costs shall be borne by the supplier.
8.5.3	Should the materials provided by Party A fail to meet the delivery schedule and quality requirements, Party A shall be responsible for any loss incurred by Party B.

9.	Penalty and Arbitration
9.1	Both parties shall strictly comply with the terms of this agreement. The breaching party shall bear 40% of the economic loss incurred by the other party.
9.2
The monthly progress shall strictly follow the scheduled plan.  For a shortfall of every cubic meter of uncompleted work, a fee portion equivalent to 1 cubic meter work shall be deducted from total service fee. Any extra work done shall be not counted.

9.3	The dilution rate of the mine shall not exceed 30%, and the loss rate shall not exceed 2%. 1% of service fee shall be deducted if the above rates are 1% higher than the above standards.
9.4 Any dispute during the construction work shall be resolved through negotiation by both parties. For those unresolved, both parties may consider the followings for resolution:
1) File an application for arbitration to Penglai Arbitration Commission.

2) Bring a lawsuit to the people’s court of Penglai Cunliji Town.

10.	Effective Period
This agreement is in quintuplicate of which four copies for Party A and one copy for Party B. This agreement is deemed effective from August 28, 2010, and is valid for one year. Through mutual consent by both parties, this agreement may be renewed after the expiration with the contracted prices unchanged.

11.	Supplementary Provisions
11.1	Matters not covered in this agreement shall be included in a signed supplementary agreement which has the same legal effect with this agreement provided that it is not in conflict with this agreement.
11.2	This agreement shall prevail should the terms of this agreement in conflict with those of previously signed agreements.

12.	Other Provisions
12.1
Party A shall pay RMB300,000 to Party B as a security deposit. The initial portion shall be RMB200,000 and the balance to be confirmed by both parties. The deposit shall be deducted 5% every month to be paid as service fee to Party B. Party A shall establish a separate bank account for the deposit.

12.2	This agreement shall be effective upon signing by both parties. Party B shall not transfer or unilaterally terminate this agreement.
12.3
Both parties shall strictly comply with this agreement. Any breaching party is liable to compensate the other party an amount of RMB200,000. Party B shall give a one-month notice to Party A for any early termination. Party A has the right to terminate this agreement should Party B fail to achieve the planned schedule of Party A for three consecutive months.

12.4
If the agreement is forced to terminate by Party B, Party B shall move out of the construction field within 15 days after the termination. A penalty of RMB5,000 per day shall apply for any delay in moving out. Any loss incurred by Party A due to such early termination shall be borne by Party B.

Notes: The above-mentioned unit prices shall include the management fee, explosive material cost, construction related tax, work safety fee and other related material costs, etc..

PARTY A:	Penglai XinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Jianxi Yang
Name: Jianxi Yang
Authorized agent: Wenge Liu

PARTY B:	Jinhai Mine Underground Engineering Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Xingkuan Lin
Name: Xingkuan Lin
Authorized agent: Yong Wang

Date	August 28, 2010